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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒    Definitive Proxy Statement

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☐    Soliciting Material Pursuant to §240.14a-12

MAINSOURCE FINANCIAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MainSource Financial Group, Inc.
2105 North State Road 3 Bypass
Greensburg, Indiana 47240

March 25, 2011

Dear Fellow Shareholders:

        We would like to invite you to attend the 2011 Annual Meeting of Shareholders of MainSource Financial Group, Inc. to be held on Wednesday, April 27, 2011 at 10:00 a.m., local time, at our Corporate Office Building located at 2105 North State Road 3 Bypass, Greensburg, Indiana. We have enclosed a copy of our 2010 Annual Report to Shareholders for your review.

        We hope you can attend the meeting. If you are unable to join us, however, we urge you to exercise your right as a shareholder and vote. The vote of every shareholder is important. Please mark, sign, date, and return the enclosed proxy card in the envelope provided. Your cooperation is appreciated.

        This Proxy Statement is first being mailed to shareholders on or about March 25, 2011.

Sincerely, Robert E. Hoptry Chairman of the Board

MainSource Financial Group, Inc.
2105 North State Road 3 Bypass
Greensburg, Indiana 47240

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held April 27, 2011

To our Shareholders:

        The 2011 Annual Meeting of Shareholders of MainSource Financial Group, Inc. will be held at its Corporate Office Building located at 2105 North State Road 3 Bypass, Greensburg, Indiana, on Wednesday, April 27, 2011, beginning at 10:00 a.m. local time. At the meeting, shareholders will act on the following matters:

  1.
  Election of ten directors, each for a term of one year;

  2.
  Approval of an advisory proposal on the Company's executive compensation policies and procedures;

  3.
  Ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm (independent auditors) for the Company for the fiscal year ending December 31, 2011; and

  4.
  Any other matters that properly come before the meeting.

        Shareholders of record at the close of business on March 11, 2011 are entitled to vote at the meeting or any postponements or adjournments of the meeting.

By Order of the Board of Directors, James M. Anderson Secretary

March 25, 2011
Greensburg, Indiana

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 27, 2011. This proxy statement and our 2010 Annual Report to Shareholders are available at www.mainsourcefinancial.com/eproxy.htm.

MAINSOURCE FINANCIAL GROUP, INC.
2105 North State Road 3 Bypass
Greensburg, Indiana 47240

PROXY STATEMENT

        This proxy statement contains information related to the Annual Meeting of Shareholders of MainSource Financial Group, Inc. (the "Company" or "we") to be held on Wednesday, April 27, 2011, beginning at 10:00 a.m., local time, at the Company's Corporate Office Building, 2105 North State Road 3 Bypass, Greensburg, Indiana, and at any postponements or adjournments of the meeting.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q: What is the purpose of the annual meeting?

        At the annual meeting, shareholders will act upon the matters outlined in the notice of meeting accompanying this proxy statement, including:

            (i)  the election of ten directors,

           (ii)  an advisory proposal on our executive compensation policies and procedures, and

          (iii)  the ratification of the selection of Crowe Horwath LLP as the Company's independent registered public accountants for the year ending December 31, 2011.

In addition, the Company's management will report on the performance of the Company during the fiscal year ended December 31, 2010, and respond to questions from shareholders.

Q: Who is entitled to vote at the meeting?

        Only common shareholders of record at the close of business on the record date, March 11, 2011, are entitled to receive notice of the annual meeting and to vote the common shares that they held on that date at the meeting, or any postponements or adjournments of the meeting. Each shareholder is entitled to one vote for each share of common stock held on the record date.

Q: Who can attend the meeting?

        All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Admission to the meeting will be on a first-come, first-admitted basis. Registration will begin at 9:30 a.m.

Q: What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the common shares outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 20,136,362 common shares of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

Q: How do I vote?

        If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Q: Can I vote by telephone or electronically?

        If you are a registered shareholder (that is, if you hold your shares in certificate form), you may only vote in person or by written proxy.

        If your shares are held in "street name," please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically through the Internet.

Q: Can I change my vote after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

Q: How do I vote my retirement plan and 401(k) shares?

        If you participate in the Company's 401(k) and Employee Stock Ownership Plan, you may vote shares credited to your account as of the record date. You may vote by instructing First Bankers Trust Services, Inc., the trustee of the Plan, pursuant to the instruction card being provided with this proxy statement to plan participants. The trustee will vote your shares in accordance with your duly executed instructions received by April 25, 2011. If you do not send instructions, the share equivalents credited to your account in the Plan will be voted by the trustee in the same proportion that it votes share equivalents in that Plan for which it did receive timely instructions. You may also revoke previously given voting instructions by April 25, 2011 by filing with the trustee either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date.

Q: What are the Board's recommendations?

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors (or "Board"). The Board's recommendations are set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

  •
  for election of the nominated slate of directors (see pages 4-7);

  •
  for the approval of the Company's executive compensation policies and procedures; and

  •
  for ratification of Crowe Horwath LLP as our independent registered public accounting firm.

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

Q: What vote is required to approve each item?

        Directors will be elected by a plurality of the votes cast at the meeting. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

        The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote will be required for the ratification of the selection of Crowe Horwath LLP as our independent registered public accounting firm.

        Because the vote on the approval of the Company's executive compensation policies and procedures is advisory, it will not be binding on the Board of Directors and no minimum number of votes is required.

        If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. However, shares represented by such "broker non-votes" will be counted in determining whether there is a quorum.

Q: What if other matters come up during the meeting?

        If any matters other than those referred to in the Notice of Annual Meeting of Shareholders properly come before the meeting, the individuals named in the accompanying form of proxy will vote the proxies held by them in accordance with their best judgment. The Company is not aware of any business other than the items referred to in the Notice of Annual Meeting of Shareholders that may be considered at the meeting.

Q: Who pays to prepare, mail and solicit the proxies?

        The Company pays all costs of preparing, mailing and soliciting proxies. The Company asks brokers, banks, voting trustees and other nominees and fiduciaries to forward proxy materials to the beneficial owners and to obtain authority to execute proxies. The Company will reimburse the brokers, banks, voting trustees and other nominees and fiduciaries upon request. In addition, proxies may be solicited by mail, in person, or by telephone by certain of the Company's officers, directors and employees.

Q: Whom should I call with other questions?

        If you have additional questions about this proxy statement or the meeting or would like additional copies of this document or our 2010 Annual Report on Form 10-K, please contact: MainSource Financial Group, Inc., 2105 North State Road 3 Bypass, Greensburg, Indiana 47240, Attention: Shareholder Relations, telephone: (812) 663-6734.

PROPOSAL 1—ELECTION OF DIRECTORS

        In February 2011, the Directors of the Company approved a resolution expanding the Board of Directors from nine to ten members, each of whom serve a one year term. Accordingly ten members of the Board are to be elected at the 2011 Annual Meeting. The Board of Directors proposes that the nominees described below be elected for a term of one year and until their successors are duly elected and qualified. Seven of the nominees are currently serving as members of the Board of Directors of the Company. Three of the nominees are currently serving as members of the Board of Directors of MainSource Bank. Following the annual meeting, each of the Directors of the Company will also serve as a director of MainSource Bank, as discussed in more detail in "Information About the Board of Directors" on page 8 below.

        Each of the nominees listed below has consented to serve a one-year term. If any of them become unavailable to serve as a director, the Nominating/Corporate Governance Committee may recommend a substitute nominee for election. In that case, the persons named as proxies will vote for the substitute nominee designated by the Nominating Committee.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE ELECTION OF THE FOLLOWING NOMINEES:

William G. Barron (age 61)	Director of the Company since 1989

        Mr. Barron is a commercial-industrial real estate specialist. He has been Chairman and President of Wm. G. Barron Enterprises, Inc., a commercial real estate broker, manager and developer, since June 1994. Since 1997, Mr. Barron has been designated a Certified Commercial Investment Member, which signifies expertise in commercial real estate brokerage, leasing, valuation, asset management and investment analysis.

        In addition, Mr. Barron is President of Rent A Space To Go Parent, LLC, a self-storage and portable storage holding company, and Gunston, LLC, a real estate holding company. Rent A Space and Gunston were each organized in 2006. Prior to these activities, Mr. Barron served as Vice President (1974-81), President (1981-87) and Chairman and CEO (1987-94) of Barron Homes, Inc., a residential home building company.

        Mr. Barron has been a shareholder of the Company since its inception, and has served on both the Boards of Directors of the Bank (1983-2000) and the Company. Mr. Barron is very active in his community in both civic and charitable positions, including the Board of Directors of the Community Foundation of Owensboro Daviess County, Chairman of the Board of the Owensboro Family YMCA Endowment Fund Committee and past-President of the Owensboro Homebuilders Association. Mr. Barron also serves as President of the Owensboro Rotary Club.

        Mr. Barron has been selected to serve on the Board of Directors of the Company due to his significant banking experience both in general and with the Company, his extensive and highly successful experience in the banking, homebuilding and commercial real estate development industries, his demonstrated integrity, honesty and commitment to community, and his continuous efforts to encourage management and the Board to excel both as a company and individually.

Archie M. Brown, Jr. (age 50)	Director of the Company since 2008

        Mr. Brown has served as the President and Chief Executive Officer of the Company since August 2008. Prior to joining the Company, Mr. Brown served as Executive Vice President, Commercial and Consumer Banking, of Integra Bank, N.A., from 2001 to July 2008. Mr. Brown also served as the Senior Vice President, Consumer Lending Manager of U.S. Bank (formerly Firstar Bank and Star Bank) from 1997 to 2001. Mr. Brown is also a faculty member of Consumer Bankers Association's Graduate School of Retail Bank Management at Furman University.

        During his 27 years in banking, Mr. Brown has held management positions in branch management, region management, bank operations (both deposit and loan), business development, small business and consumer lending. Mr. Brown has experience in many areas of banking, including change management, expense reduction initiatives, process re-engineering, balance sheet management and restructures, loan workout initiatives, business startups within the bank, business sales and closures within the bank, entering and closing markets, branch and bank acquisitions and integration, board communication, investors and shareholder relations and working with bank regulators.

        As President and Chief Executive Officer, Mr. Brown is required by the Company's Articles of Incorporation to serve on the Board of Directors of the Company.

Brian J. Crall (age 51)	Director of the Company since 2005

        Mr. Crall is currently the Chief Executive Officer of CMD Holding, LLC, the holding company for CMD Health, Inc., a health insurance company, and ClubMD, LLC, a series of primary care medical homes. From July 2008 to March 2009, Mr. Crall served as the Resource Director for the YMCA of the USA. Mr. Crall also served as the Personnel Cabinet Secretary for the Commonwealth of Kentucky from June 2006 to January 2007 and the Deputy Secretary of the Executive Cabinet, Office of the Governor of the Commonwealth of Kentucky, from April 2004 to June 2006. During this time Mr. Crall served as a Director for the Kentucky Retirement System, a $15 billion retirement fund serving the employees of the state of Kentucky, and the Kentucky Deferred Compensation Authority, a $1.3 billion deferred compensation plan serving the employees of the state of Kentucky.

        Additionally, Mr. Crall served as CEO of Progress Printing Company from July 2000 until April 2004, and was the 13th District State Representative in the state of Kentucky from January 1995 until April 2004. Mr. Crall has been active in several civic and charitable organizations, including the YMCA, Habitat for Humanity, the Owensboro Chamber of Commerce and the Fellowship of Christian Athletes.

        Mr. Crall has been selected to serve on the Board of Directors of the Company as a result of his experiences as an elected legislator and as a member of a state's executive branch, and in particular his significant experience with human resource and management issues. Mr. Crall has also been selected due to his demonstrated ability to build and sustain consensus and to bring clarity to discussions within the Board. Additionally, Mr. Crall has considerable experience in the areas of policy development and implementation, CEO and board development and performance coaching.

Philip A. Frantz (age 66)	Director of the Company since 1987

        Mr. Frantz is a partner in Coldren & Frantz, a law firm located in Portland, Indiana that concentrates in the areas of financial institutions, estate planning, real estate, hospital, utility and school law. He has been a partner since the inception of the firm in 1971. Mr. Frantz is also President of Jay-Portland Abstract Company, Inc. and has held that position since 1978.

        In addition to serving on the Company Board since 1987, Mr. Frantz has served on the Board of Directors of the Bank since 1978. This service on the Board, in addition to his legal practice with financial institutions, has given Mr. Frantz a broad knowledge of banking. Mr. Frantz has served on all of the committees of the Board, including as chairman of the Audit Committee.

        Mr. Frantz is very active in his local community, having served on many community boards and in leadership positions for such organizations as the local chamber of commerce, a workshop for disabled persons, the local charitable foundation, the United Way, his church and a local arts organization.

        Mr. Frantz has been selected to serve on the Board of Directors of the Company as a result of his long history with the Company and the Bank, his broad knowledge of banking and corporate law, his legal perspective on issues facing the Company and his demonstrated commitment to small communities such as the markets in which the Company operates.

Rick S. Hartman (age 55)	Director of the Company since 2000

        Mr. Hartman is President and Chief Executive Officer of The HRH Group, Ltd., a real estate management company. He is also managing partner of both Hartman Properties and Hartman & Hartman, Ltd, owner of Hartman and Associates, managing member of HR 2000, LLC and One of a Kind Group, LLC, and a member in GoBeyond, LLC. Mr. Hartman has previously been involved in many real estate ventures including a successful multi-state motel chain, a nursing homes group, apartments, and telecommunication, cable and agricultural businesses. Before starting his own businesses, Mr. Hartman completed the CPA examination and worked in public accounting for the firm formerly known as Touche Ross.

        In addition to serving on the Board of Directors of the Company, Mr. Hartman served on the Board of Directors of Capstone Bank, N.A., a national bank located in Illinois, which subsequently merged with MainSource Bank. Mr. Hartman also currently serves as a member of the Board of Directors and is active in a charitable not-for-profit organization. Since joining the Company's Board, Mr. Hartman has served on every Board committee.

        Mr. Hartman has been selected as a member of the Board of Directors of the Company as a result of his experience operating a number of small businesses, his financial expertise, and his years of experience in community banking. Mr. Hartman was also selected based upon his demonstrated knowledge regarding board vision, strategic planning, policy making and oversight.

D.J. Hines (age 59)	Director of the Company since 2005

        Mr. Hines has been Chief Executive Officer of Schuler Bauer Real Estate Services Inc., a real estate brokerage and development company operating in the Indiana counties of Floyd, Clark, Scott and Harrison since 1987. Mr. Hines has attained the Graduate Realtor Institute designation and, since 1990, has developed and sold over 2,000 residential lots and 100 acres of commercial land. Mr. Hines also holds executive positions with Bugaboo Developers, Inc., Foursight Developers, LLC and Hawthorn Glen Developers, LLC, all of which are land development companies. Additionally, he is managing partner for Monticello Group, LLC, and Spring Manor, LLC, which are office and apartment management companies.

        Prior to joining the Company Board, Mr. Hines served as a director of Regional Bank in New Albany, Indiana. During his tenure with the Company Mr. Hines has served on the Audit Committee, the Corporate Loan Committee and the Executive Compensation Committee.

        In addition to his professional positions, Mr. Hines has held leadership positions with many community boards and foundations in Floyd and Clark Counties, and currently serves as the 9th District Real Estate Commissioner for Indiana and as Trustee for the University of Indianapolis.

        Mr. Hines has been selected to serve on the Board of Directors of the Company due to his significant experience in land and residential development, his familiarity with the southern Indiana counties in which the Company does business, his previous bank board experience, and his experience as a small, successful business owner. Mr. Hines was also selected as a result of his demonstrated integrity and his commitment to community involvement.

William J. McGraw, III (age 62)

        Mr. McGraw is a partner in Dungan & LeFever Co., L.P.A., a law firm located in Troy, Ohio. Mr. McGraw has been certified by the Ohio State Bar Association as a specialist in estate planning, trust and probate law, and also practices in the areas of employment, corporate and financial institutions law. Mr. McGraw currently serves as the chair of the Ohio State Bar Association Estate Planning, Trust and Probate Section and has been elected a Fellow of the American College of Trust and Estate Counsel.

        In addition to his legal practice, Mr. McGraw has over 30 years of experience serving as a board member of financial institutions, including Peoples Building and Savings Association, Troy, Ohio (1977-1989), Peoples Saving Bank of Troy (1989-2003), and Peoples Ohio Financial Corporation (2003-2006). Since the Company's acquisition of Peoples Ohio Financial Corporation in 2006, Mr. McGraw has served on the Board of Directors of MainSource Bank—Ohio and, following its consolidation with MainSource Bank in 2009, on the Board of Directors of MainSource Bank. Mr. McGraw has also served as a board member of various non-profit organizations, including Upper Valley Medical Center Healthcare System, Ginghamsburg United Methodist Church, Troy Area Chamber of Commerce, Troy Development Council and Leadership Troy.

        As noted above, following the 2011 Annual Meeting of Shareholders, the board of directors of the Company will also serve as directors of the Bank. Mr. McGraw was requested to continue to serve as a member of the Boards because of his extensive knowledge of trust law, his extensive banking and public company bank experience, his knowledge of and commitment to the Troy, Ohio market in which the Bank operates, his experience with strategic planning and his understanding of board functions and responsibilities.

Thomas M. O'Brien (age 54)	Director of the Company since 2010

        Mr. O'Brien retired from Procter & Gamble in 2010 after 31 years of service, primarily in management positions in the areas of sales and marketing. Most recently, Mr. O'Brien served as Vice President Customer Business Development, Global Business Units and Global from 2007 until his retirement, Vice President Global Beauty Care—Professional, Prestige and Gillette Integration from 2005 to 2007, Vice President North America—Customer Business Development from 2001 to 2005, and Vice President Global Business Development—Global Beauty Care from 1999 to 2001. During his time at Procter & Gamble, Mr. O'Brien developed strategies, conceptual innovations and relationships that consistently delivered successful results in revenue, market share and productivity.

        In addition to the Board of Directors of the Company, Mr. O'Brien is currently a senior advisor with the Boston Consulting Group, and is CEO of Simpactful Consulting LLC. Mr. O'Brien also currently serves on the Advisory Board for Graeter's Ice Cream and has served on the National Board of Inroads and the St. Vincent De Paul Cincinnati Board of Directors. Mr. O'Brien has also been active in his local community through such activities as coaching soccer, leading a swim club, co-chairing a school bond drive and participating in numerous college and MBA programs.

        Mr. O'Brien was selected as a nominee to the Board of Directors as a result of his extensive experience in sales and marketing in a successful sales-oriented company and his experience working in management, and interacting with the board of directors, of a publicly traded company.

Lawrence R. Rueff, DVM (age 57)

        Dr. Rueff graduated with a B.S. in Animal Science in 1976 and a D.V.M. from Purdue University in 1979. In 1984 Dr. Rueff founded Swine Veterinary Services, a veterinarian practice overseeing the health programs of farms that have an annual production of approximately 3 million pigs per year. Dr. Rueff is also the owner of 2 Boar Studs that house 250 boars and a 650 Sow Swine Farm. Dr. Rueff is a past president of the American Association of Swine Veterinarians and, in 2002, received that organizations award for "Swine Practitioner of the Year". Dr. Rueff consults with swine farms located in Indiana as well as other locations across the United States and internationally.

        In addition to his veterinary work, Dr. Rueff has served on the Purdue University Dean of Agriculture Advisory Committee (2002-2004), the Eli Lilly Elanco Animal Health Advisory Board (1988-2005) and is currently serving on the Indiana Veterinary Medical Association Legislative Committee. Dr. Rueff has served on the board of directors of MainSource Bank since 1993.

        Dr. Rueff was selected as a nominee to the board of directors of the Company as a result of his extensive knowledge of the agricultural industry, his knowledge of and commitment to Greensburg, Indiana, and the surrounding areas, his history with the Bank, his extensive state-wide relations and his understanding of board functions and responsibilities.

John G. Seale (age 51)

        Mr. Seale is a partner in RBSK Partners PC, a CPA firm offering a blend of accounting, audit, tax and specialized advisory services to individual and business clients. Mr. Seale specializes in delivering accounting, audit and tax services to individual and closely-held business clients in a variety of industries, including manufacturing, professional services, agriculture, warehousing, real estate and not-for-profits. Mr. Seale has acquired the designations of CPA (certified public accountant) and CITP (certified information technology professional).

        Mr. Seale is a member of the American Institute of CPAs, the Indiana CPA Society, the Ohio CPA Society and the Association of Certified Fraud Examiners. He currently serves on the Indiana Society's Peer Review Committee and the Review Acceptance Board, and is a former member of the AICPA Information Technology Executive Committee. Mr. Seale has served on the board of directors of the Bank since 2002.

        Mr. Seale was selected as a nominee to the Board of Directors of the Company as a result of his long-standing tenure as member of the board of directors of the Bank, his expertise in accounting and auditing, including non-public company auditing, his qualification as an "audit committee financial expert", his extensive experience with information technology and his experience with strategic planning.

INFORMATION ABOUT THE BOARD OF DIRECTORS

        The Board of Directors of the Company currently consists of eight members. In July 2010, one director resigned from the Board. Additionally, the Chairman of the Board, Robert E. Hoptry, will be retiring from the Board effective at the Annual Meeting. In anticipation of Mr. Hoptry's retirement, the Board engaged a consultant during 2010 to assist it in assessing the organizational structure of the Board as well as the skills of its current membership. As a result of this assessment, the Board determined to make several structural changes effective at or following the Annual Meeting. Certain of these changes are discussed below.

  •
  Consolidation of Company and Bank Boards of Directors.  Historically the Boards of Directors of the Company and the Bank have been comprised of predominantly different members and have each met at least once per month on different days. The roles of each of these Boards have differed, in that the Company Board has addressed more strategic matters and the Bank Board has focused on more operational matters. In many cases decisions have been made at the Company Board meeting and then considered and adopted by the Bank Board. This structure has resulted in many inefficiencies. The structure has also resulted in a great deal of expense to the Company as all non-employee directors, including 9 at the Bank and 7 at the Company, are compensated for attendance at Board and committee meetings. As part of its examination of the structure and composition of the Board of Directors, the Company Board considered the functions and composition of each Board and determined to combine the membership of the two Boards. Beginning following the Annual Meeting each director of the Company will also serve as a director of the Bank. Although the entities will have separate meetings, those meetings will occur on the same day and will allow for greater governing efficiencies.

  •
  Expansion of Company Board of Directors.  As noted above, in connection with the consolidation of the Company and Bank Boards of Directors, the Company Board considered the composition of the Company Board and the skills and attributes of each director. Based on this analysis, the Company Board determined certain skills which it would like to enhance on the Board, including adding a financial expert, a director with banking experience, and a director with a background in compensation, all preferably with public company experience. The Company Board also considered its meeting structure and determined that, as it has in the past, much of the work of the Company and Bank Boards of Directors should be performed by committees of the Company and Bank Boards. Finally, the Company Board considered the various functions currently performed by the Bank Board and the need for continuity in transitioning those functions to the members of the Company Board. As a result of these considerations, the Company Board decided to nominate three members of the Bank Board to be considered for election to the Company Board at the Annual Meeting. Those nominees are William J. McGraw, III, Lawrence R. Rueff, DVM, and John G. Seale. Each of these nominees is discussed in Proposal 1: Election of Directors above.

  •
  Election of a Lead Director.  Since the formation of the Company in 1983, Robert E. Hoptry has served as its Chairman of the Board. Pursuant to the Company's director expectations, Mr. Hoptry is not eligible to stand for election to the Board in 2011 as a result of his age and he will therefore retire. Faced with the task of selecting a new Chairman, the Board, with its consultant, explored whether to combine the roles of Chairman and Chief Executive Officer and elect a lead director, or whether to keep the roles of Chairman and Chief Executive Officer separate. As a result of this process, the Board voted to combine the roles of Chairman and Chief Executive Officer and to elect a Lead Director of the Board effective as of the 2011 Annual Meeting. The Lead Director of the Board will be selected annually from the members of the Board. The initial Lead Director of the Board will be Brian Crall. For a discussion of the reasons the Board made the decision to combine the roles of Chairman and Chief Executive Officer see "Corporate Governance" on page 12 below.

        During the year ended December 31, 2010, the Board met 13 times. Each Director attended more than 75% of the aggregate of (i) all meetings of the Board held and (ii) all committees on which he served. Additionally, all of the Directors attended the 2010 annual meeting of shareholders on April 28, 2010.

        The standing committees of the Board of Directors of the Company at the commencement of 2010 were the Audit, Compensation, Nominating/Corporate Governance, Corporate Loan and Executive Committees. The Board of Directors amended the charter for its Audit Committee in March 2010, the charter for the Nominating/Corporate Governance Committee in February 2008, and the charter for the Compensation Committee in February 2009. Copies of the Audit, Nominating/Corporate Governance, and Compensation Committee charters are available on the Company's website, www.mainsourcefinancial.com.

        Audit Committee.    The Audit Committee has sole authority for selecting and replacing the Company's independent auditor and approving its compensation. The Audit Committee is charged with assisting the Board in its oversight of: the arrangements for and scope of the audit by the independent accountants; reviewing the independence of the independent accountants; considering the adequacy of the system of internal accounting controls and reviewing any proposed corrective actions; reviewing and monitoring the Company's policies relating to ethics; discussing with management and the independent accountants the Company's draft of the annual financial statements and key accounting disclosures and/or reporting matters; and reviewing the activities and recommendations of the Company's internal audit department. The Audit Committee also is charged with establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

        In 2010, the Audit Committee met seven (7) times, including six (6) times on a day when the Board also met. The members of the Audit Committee are independent for purposes of the Audit Committee, as independence is defined in the NASDAQ Stock Market listing standards applicable to the Company. Effective with the resignation of a director in July 2010 the Board has not had an audit committee financial expert. Since that date the Board has been actively engaged in a search for a new board member with those qualifications. One of the Company's nominees for director at the Annual Meeting, John Seale, is qualified as an audit committee financial expert.

        Nominating/Corporate Governance Committee.    The Nominating/Corporate Governance Committee has responsibility for (i)  developing criteria for selecting directors; (ii) identifying individuals qualified to become members of the Board of Directors and recommending director nominees for the next annual meeting of shareholders; (iii) overseeing the evaluation of the corporate and subsidiary Boards of Directors; and (iv) developing and recommending to the Board corporate governance guidelines applicable to the Company. The Nominating/Corporate Governance Committee also considers other matters, such as the size and composition of the Board and succession planning. The Nominating/Corporate Governance Committee will consider written recommendations from shareholders of the Company regarding potential management nominees for election as directors which are submitted to the Company's secretary on or before the date for shareholder nominations specified in the "Shareholder Proposals" section of this proxy statement. See the "Corporate Governance" section of this proxy statement for a discussion of the criteria considered by the Nominating/Corporate Governance Committee in selecting directors.

        In 2010, the Nominating/Corporate Governance Committee held nine (9) meetings, four (4) of which were on a day when the Board also met. The members of the Nominating/Corporate Governance

Committee are independent, as independence is defined in NASDAQ Stock Market listing standards applicable to the Company.

        Compensation Committee.    The Compensation Committee is charged with reviewing the Company's general compensation strategy and philosophy; establishing salaries and reviewing benefit programs for the Company's executive officers; reviewing, approving, recommending and administering the Company's incentive compensation plans and certain other compensation plans; and approving certain change in control contracts.

        In 2010, the Compensation Committee held four (4) meetings, all of which were held on a day when the Board also met. The members of the Compensation Committee are independent, as independence is defined in NASDAQ Stock Market listing standards applicable to the Company.

        Executive Committee.    The Executive Committee exists for the purpose of reviewing and implementing business policies and making business decisions that need to be made but do not require or merit discussion and review by the full Board. Additionally, the Executive Committee has and may exercise the powers and authority of the full Board between meetings of the Board. The Executive Committee did not meet in 2010.

        Corporate Loan Committee.    The Corporate Loan Committee exists for the purpose of providing loan approval and credit oversight of any loan of $5 million or greater and any loans to any borrower or affiliated borrower group whose total indebtedness to the Company is $5 million or greater. In 2010, the Corporate Loan Committee met 26 times, including two (2) times on a day when the Board also met, and including four (4) meetings with management in an oversight role for purposes of monitoring credit quality trends, reviewing reports regarding credit, reviewing the Company's allowance for loan loss.

Board Committee Membership

        The following is a list of the Board Committee memberships for 2010:

Name	Executive Committee	Compensation Committee	Audit Committee	Corporate Loan Committee	Nominating/ Corporate Governance Committee
Archie M. Brown, Jr.	M			M
William G. Barron	M	C		M	M
Brian J. Crall			M		M
Philip A. Frantz				A	C
Rick S. Hartman	M		C	A	M
D.J. Hines		M		M
Robert E. Hoptry	C			C
Thomas M. O'Brien		M	M

M:
Member

C:
Chairman

A:
Alternate

Compensation of Directors

        Board members are compensated with a combination of cash and stock-based incentive compensation. The goal of the compensation package is to attract and retain qualified candidates to serve on the Board of Directors. In setting compensation, the Board considers primarily the fees paid by other financial institutions of similar size located in the four-state region of Indiana, Ohio, Kentucky and Illinois.

Director Compensation Table

        The table below summarizes the compensation paid by the Company to each non-employee Director for the fiscal year ended December 31, 2010.

Name (a)(1)	Fees Earned or Paid in Cash ($) (b)		Stock Awards ($) (c)	Option Awards ($) (d)(2)	All Other Compensation ($) (e)	Total ($) (f)
William G. Barron	$42,000		—	—	—	$42,000
Brian J. Crall	$31,000		—	—	—	$31,000
Philip A. Frantz	$39,700	(3)	—	—	—	$39,700
Rick S. Hartman	$38,300		—	—	—	$38,300
D. J. Hines	$34,200		—	—	—	$34,200
Robert E. Hoptry	$59,850		—	—	—	$59,850
Douglas Kunkel.	$22,000	(4)	—	—	—	$22,000
Thomas M. O'Brien	$29,250		—	—	—	$29,250

(1)
Archie M. Brown, Jr., who serves as the Company's President and Chief Executive Officer, is not included in this table as he is an employee of the Company and thus received no compensation for his service as a Director. The compensation received by Mr. Brown as an employee of the Company is shown in the Summary Compensation Table on page 24.

(2)
As of December 31, 2010, each Director had the following number of options outstanding: William G. Barron: 10,966; Brian J. Crall: 6,525; Philip A. Frantz: 10,966; Rick S. Hartman: 10,966; D. J. Hines: 6,525; Robert E. Hoptry: 10,966; and Douglas Kunkel: 7,575.

(3)
Includes $8,200 in fees for service as a director of MainSource Bank.

(4)
Mr. Kunkel resigned from the Board in July 2010.

        Cash Compensation.    For the fiscal year ending December 31, 2010, members of the Board were compensated based upon their attendance at meetings of the Board and Board committees, and further based upon whether the committee meetings occurred on the same day as the Board meetings or different days. Additionally, each non-employee director received an annual retainer for Board participation in the amount of $13,000, except the Chairman of the Board, who received an annual retainer of $26,000.

        The following is a list of the fees paid to directors for Board and committee attendance during 2010:

Meetings	Fees
Board of Directors
Chairman of the Board	$1,200 per meeting
Non-employee Directors	$800 per meeting
Committees
Chairman of the Audit Committee	$1,200 per meeting
Financial Expert of Audit Committee (if not Chairman)	$900 per meeting
Non-employee members of the Audit Committee	$600 per meeting
Chairman of the Executive Compensation Committee	$900 per meeting
Non-employee members of the Executive Compensation Committee	$600 per meeting
Chairman of all other Committees	$450 per meeting if held on a day when the Board also meets; $900 per meeting if held on a day when the Board does not meet
Non-employee members of all other Committees	$300 per meeting if held on a day when the Board also meets; $600 per meeting if held on a day when the Board does not meet

        Stock Option Program.    From time to time, each non-employee Director may receive options to purchase common stock of the Company with an exercise price equal to the fair market value on the date of grant. The options generally vest immediately upon grant, except for options granted to the Board in February 2009 which do not vest until such time as the U.S. Treasury no longer holds Series A preferred stock of the Company. Until an option is exercised, shares subject to options may not be voted nor do they receive dividends.

Compensation Committee Interlocks and Insider Participation

        As noted above, the Compensation Committee members are William G. Barron, D.J. Hines and Thomas M. O'Brien, all of whom are independent directors under NASDAQ Stock Market listing standards. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or its subsidiaries. No executive officer of the Company or its subsidiaries serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors, nor has such an interlocking relationship existed in the past.

 Certain Relationships and Related Party Transactions

        Our Board of Directors recognizes that certain transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and, therefore, has adopted a Related Party Transactions Policy (the "Policy"). For these purposes, a "Related Party Transaction" is defined as any financial transaction, arrangement, or relationship, including any indebtedness or guarantee of indebtedness, or any series of similar transactions, arrangements or relationships in which any Related Party had or will have a direct or indirect material interest. A "Related Party" is a director and any director nominee of the Company or any of its subsidiaries, an executive officer of the Company or any of its subsidiaries, a person known by the Company to be the beneficial owner of more than 5% of the Company's common stock, a person known by the Company to be an immediate family member of any of the foregoing, or an entity which is owned or controlled by any of the above. Related Party Transactions are approved or ratified by the Audit Committee (other than employment or compensation arrangements, which are approved by the Compensation Committee). Related party transactions are evaluated on a case-by-case basis in accordance with the applicable provisions of the Company's By-Laws and its Code of Ethics. In 2010, there were no related party transactions that required disclosure in this proxy statement.

        Additionally, the Bank makes loans in the ordinary course of business to our directors and executive officers, and to family members and other entities with which a director, an executive officer or a family member may be affiliated. These loans are subject to various federal and state banking laws and are made on substantially the same terms, including interest rates and collateral, as those provided for comparable transactions with other persons. We believe these loans do not involve more than a normal risk of collectability or present other unfavorable features. The Bank also provides directors and executive officers and their family members and other affiliated entities with banking, trust, insurance and other financial services in the ordinary course of business.

CORPORATE GOVERNANCE

General

        The Company aspires to the highest ethical standards for its employees, officers and directors, and remains committed to the interests of its shareholders. The Company believes it can achieve these objectives only with a plan for corporate governance that clearly defines responsibilities, sets high standards of conduct and promotes compliance with the law. The Board of Directors has adopted policies and procedures designed to foster the appropriate level of corporate governance. Some of these procedures are discussed below. For further information, including electronic versions of our Code of Ethical Conduct and Code of Conduct, our Audit Committee Charter, our Compensation Committee Charter, our Nominating/Corporate Governance Committee Charter and our Corporate Governance Policy Regarding Majority Voting please contact us at (812) 663-6734 or visit our website at www.mainsourcefinancial.com.

Director Independence

        The Board of Directors has determined that a majority of the Board, including nominees William G. Barron, Brian J. Crall, Philip A. Frantz, Rick S. Hartman, D.J. Hines, William J. McGraw, III, Thomas M. O'Brien, Lawrence R. Rueff, DVM, and John G. Seale, are independent, as independence is defined under revised listing standards of the NASDAQ Stock Market applicable to the Company. Mr. Brown is not independent because he is an executive officer of the Company. Mr. Kunkel, who served as a director until his resignation in July 2010, was also independent.

Corporate Governance Policy Regarding Majority Voting

        As part of the Company's continuing efforts to enhance corporate governance procedures, the Board of Directors has implemented a policy regarding director elections. Under the policy, in an uncontested election, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election shall promptly tender his or her resignation following certification of the shareholder vote. The Nominating/Corporate Governance Committee will consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Nominating/Corporate Governance Committee's recommendation within 90 days following the date of the shareholders' meeting at which the election occurred. Thereafter, the Company will promptly disclose the Board's decision whether to accept the director's resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a current report on Form 8-K filed with the Securities and Exchange Commission. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating/Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer. A copy of the Policy Regarding Majority Voting is available on the Company's web site at www.mainsourcefinancial.com.

Director Selection Process

        The Nominating/Corporate Governance Committee has responsibility for developing criteria for selecting directors and reviewing prospective nominees to the Board pursuant to such criteria. Currently, the Nominating/Corporate Governance Committee does not maintain any formal criteria for selecting directors and may take into consideration such factors and criteria as it deems appropriate. However, in reviewing qualifications for prospective nominees to the Board, the Nominating/Corporate Governance Committee may take into consideration, among other matters, the prospective nominee's judgment, skill, educational background or equivalent lifetime experience, integrity, reputation, possession of the ability to oversee the Company's business and affairs, the time available to serve, community involvement, civic-mindedness, and business and other experience. From time to time, the

Committee will review the composition of the Board, including the skills and expertise of the current Board members, and will consider whether to add or replace a director to enhance or supplement those skills. The Committee seeks to nominate candidates who bring diverse experiences and perspectives to our Board. In evaluating candidates, the Committee's practice is to consider, among other things, diverse business experiences, the candidate's range of experiences with public and private companies, and racial and gender diversity. The Committee has not formalized this practice into a written policy.

        Nominees for the Board generally are expected to be identified by non-management members of the Board. Evaluations of potential candidates generally involve a review of the candidate's background and credentials by the Committee, interviews with members of the Committee, the Committee as a whole, or one or more other Board members, and discussions of the Committee and the Board. The Committee then recommends candidates to the full Board which, in turn, selects candidates to be nominated for election by the shareholders or to be elected by the Board to fill a vacancy.

        The Nominating/Corporate Governance Committee presently has a policy of not nominating any individual who serves on the board of directors of any bank or bank holding company (other than the Company and its subsidiaries). The Nominating/Corporate Governance Committee does not evaluate nominees proposed by shareholders any differently than other nominees to the Board.

Board Leadership Structure

        Historically the Board of Directors has selected a chairman who presided over its meetings. Since 1983, Robert E. Hoptry, who served as president and chief executive officer of the Company from its founding in 1983 to his retirement in 1999, has served as the chairman of the board. In anticipation of Mr. Hoptry's retirement effective at the 2011 Annual Meeting of Shareholders, the Board engaged a consultant to assist it in reconsidering and determining the appropriate structure of the Board. The consultant attended board meetings, interviewed each director and senior officer independently and presented the Board with his recommendations.

        Following his review, the Board consultant recommended that the Board elect a lead director and combine the role of chairman of the board with the role of president and chief executive officer. The consultant's recommendation was based upon his conclusion that the chairman of the board of the Company should have both financial industry and public company experience, which none of the current nominees to the Board have. The consultant recommended that the lead director have responsibility for consulting with management regarding Board meetings and meeting agendas, acting as a liaison between management and the independent directors with respect to various matters, and leading executive sessions of the independent directors both with and without the Chief Executive Officer. The Board of Directors considered these recommendations and ultimately voted to adopt this structure beginning with the Annual Meeting, at which time a Lead Director will be selected from among the Board members to serve a one-year term. The Board also determined to continue seeking to add additional directors with financial industry and public company experience, and the Board intends to revisit the merits of having an independent chairman of the board from time to time.

The Board's Role in Risk Management

        The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company's risks. The Board of Directors is responsible for overseeing the Company's overall risk management program. The Audit Committee is responsible for addressing risks related to the Company's financial condition, including market risk, interest rate risk, compliance risk, operational risk and reputational risk. The Compensation Committee is responsible for addressing risks associated with the Company's compensation plans and arrangements. The Nominating/Corporate Governance Committee is responsible for addressing governance risks. The Corporate Loan Committee is responsible for addressing risks relating to lending. The entire Board of Directors is regularly informed about all such risks through committee reports and by reports from the Company's chief risk officers, who have been identified as the Company's Chief Executive Officer and Chief Financial Officer.

Code of Ethics

        The Company has adopted a "Code of Ethical Conduct" to document the principles of conduct and ethics which are followed by the Company's executive officers as well as each corporate department manager, all loan review officers and each director of the Company, each person in an executive or senior management position for each subsidiary or division of the Company, all other persons occupying similar policy-making positions, and directors of any of the Company's affiliates or subsidiaries.

        The Company has also adopted a "Code of Conduct" to document the principles of conduct and ethics which are followed by the employees of the Company.

Communications with Independent Directors

        Shareholders or other interested parties may contact the Company's Nominating/Corporate Governance Committee through correspondence addressed to MainSource Financial Group, Inc., Attn: Nominating/Corporate Governance Committee, P.O. Box 611, Greensburg, Indiana 47240. Only the Company's internal auditors have access to this post office box and will promptly forward communications received to the members of the Nominating/Corporate Governance Committee.

        An employee, officer, shareholder or other interested party who has an interest in communicating with the Independent Directors regarding financial matters may do so by directing communication to the Chairman of the Audit Committee, Rick S. Hartman. Messages for the Chairman of the Audit Committee or any other director, or the Board of Directors as a whole, may be mailed, faxed or e-mailed to the Company addressed to: Secretary, MainSource Financial Group, Inc., 2105 North State Road 3 Bypass, P.O. Box 2000, Greensburg, Indiana 47240, (812) 663-3220 (facsimile) or shareholder.relations@mainsourcefinancial.com (e-mail). All communications addressed to the Independent Directors will be forwarded to Mr. Hartman as representative of the Independent Directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Program and Committee

        The Compensation Committee of the Company's Board of Directors is responsible for evaluating compensation levels and compensation programs for the Company's executive officers and for determining, and in some cases recommending to the Company's Board of Directors, appropriate compensation awards for executive management. The Committee seeks to provide executives with the opportunity to earn cash and non-cash compensation, and to encourage, motivate and reward the Company's executive management for achieving both current year performance and long-term shareholder value.

Compensation Philosophy and Objectives

        In general, the compensation policies adopted by the Committee are designed to attract, retain and motivate the Company's executives to meet the Company's business objectives with the goal of enhancing long-term shareholder value. Additionally, the policies seek to provide a vehicle for the Committee to evaluate and measure the performance of the Company and its executives, and to compensate executives in accordance with the results of those evaluations. The policies seek to align executive compensation with Company objectives, business strategy and financial performance. The Committee seeks to achieve these objectives through a blend of both cash and non-cash compensation.

        In applying these principles, the Company seeks to:

  •
  Reward executives for achieving certain business goals, including enhancing both short-term and long-term shareholder value;

  •
  Encourage an environment that rewards performance with respect to certain goals established by the Committee;

  •
  Integrate compensation programs with the Company's short and long-term business goals;

  •
  Attract and retain key executives critical to the long-term success of the Company;

  •
  Align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of stock of the Company; and

  •
  Ensure that the Company's compensation policies and programs do not encourage the Company's executives to take unnecessary or excessive risks.

Identification of Named Executive Officers and Senior Executive Officers for 2010

        We are required by Securities and Exchange Commission rules to disclose compensation information for certain Named Executive Officers (NEOs), as that term is defined in Item 402 of Regulation S-K. In 2010, those individuals were:

Name	Title
Archie M. Brown, Jr.	President and CEO
James M. Anderson	Chief Financial Officer
Jeffrey C. Smith	Chief Operating Officer
Daryl R. Tressler	Chief Banking Officer
William J. Goodwin	Chief Credit Officer

        Additionally, we are required as a result of our participation in Treasury's Capital Purchase Program to apply certain limitations, and discuss certain compensation plans, with respect to certain

Senior Executive Officers (SEOs) as that term is defined in the Capital Purchase Program regulations. The determination of the SEOs for 2010 is based upon each employees' title and compensation during the fiscal year ended December 31, 2009. Based upon the definition, in 2010, the Company's SEOs were the same five individuals identified as the Company's NEOs above.

Participation in Capital Purchase Program

        On October 3, 2008, the Emergency Economic Stabilization Act of 2008 ("EESA") was signed into law. EESA granted the U.S. Department of the Treasury the authority to implement and operate the Troubled Asset Relief Program. As part of this program, Treasury created the Capital Purchase Program (the "CPP"), which was designed to inject $250 billion into the financial services industry in order to encourage healthy financial institutions to build capital and increase the flow of financing to businesses and consumers. In January 2009, the Company issued shares of Series A preferred stock and warrants to purchase common stock to Treasury in exchange for $57 million as part of the CPP. To finalize its participation in the CPP, the Company and Treasury entered into a Letter Agreement, dated January 16, 2009, including the related Securities Purchase Agreement—Standard Terms attached thereto (the "Securities Purchase Agreement"). In the Securities Purchase Agreement, the Company adopted the U.S. Treasury's standards for executive compensation for the period during which the U.S. Treasury owns any preferred stock issued by the Company pursuant to the Securities Purchase Agreement or upon exercise of the related warrant to purchase common stock. The U.S. Treasury reserves the right to amend the Securities Purchase Agreement to comply with applicable federal statutes.

        On February 17, 2009 the American Recovery and Reinvestment Act of 2009 (the "ARRA") was passed, amending Section 111 of EESA to impose additional executive compensation restrictions on participants in the CPP, including the Company. On June 15, 2009, the U.S. Treasury published executive compensation and corporate governance standards, which were amended effective December 7, 2009, applicable to participants in the CPP, including the Company, under the ARRA in the form of an Interim Final Rule. The executive compensation standards of the ARRA and the Interim Final Rule apply to the Company's SEOs as well as other employees.

        Pursuant to the ARRA and the Interim Final Rule, and as a result of the Company's continued participation in Treasury's Capital Purchase Program, the Company's executive compensation program in 2010 needed to comply with the following:

        Deductibility of Compensation.    The Interim Final Rule amended IRC Section 162(m) to reduce the tax deductibility of compensation paid to any of the Company's SEOs in excess of $500,000 per year. In the Company's case, the tax deductibility of compensation has not influenced the design of its executive compensation program.

        Limits on Incentive Compensation.    The Company is prohibited from paying or accruing any bonuses, retention awards (including new hire or make-whole awards) or incentive compensation (including stock options) to at least the five most highly compensated employees, except for payments of long-term restricted stock or restricted stock units, subject to prescribed vesting criteria included in the rules and having a value of no more than one-third of the employee's total compensation, and subject to certain additional limitations.

        Golden Parachutes.    The Company is barred from paying "golden parachute" payments to SEOs and the next five most highly compensated employees of the Company. Golden parachute payments include any payments paid as a result of the employee's departure from the Company for any reason, including payments made upon a "change in control" of the Company, except for payments for services performed or benefits accrued.

        All of the Company's change-in-control agreements with executives contain a provision allowing for the payment of severance in certain circumstances following a change in control. See "Post Employment Compensation" on page 26 below. Under the Interim Final Rules, the Company would be prohibited from paying these severance payments.

        Clawback Provision.    The Company is required to ensure that any bonus, retention award or incentive compensation paid to an SEO or any of the next 20 most highly compensated employees is subject to recovery or "clawback" by the Company if the payment was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria. The Company has amended each of the applicable bonus and incentive compensation plans to include a clawback provision.

        Excessive or Luxury Expenditures.    ARRA and the Interim Final Rule required that the Board of Directors adopt a company-wide policy regarding "excessive or luxury expenditures." This policy was adopted on August 17, 2009, and is posted on the Company's website.

        Tax Gross-ups.    The Company is prohibited from paying any "tax gross-up" payments to SEOs and the next five most highly compensated employees. Currently, certain of the Company's change-in-control agreements with executives contain tax gross-up provisions. Under the Interim Final Rules, the Company would be prohibited from paying these tax gross-up payments.

        Disclosure of Perquisites and Compensation Consultants.    We are required annually, within 120 days after the end of each fiscal year, to disclose to Treasury and the FDIC the following:

  •
  The payment of any perquisites exceeding $25,000 for any employee subject to the bonus restriction, including the amount and nature of the perquisite and the justification for providing it;

  •
  Information about our use of compensation consultants for benchmarking; and

  •
  The identity of a select group of highly-paid employees, identified by name and title and ranked in descending order of annual compensation.

        The perquisites offered by the Company to its five most highly-compensated employees have not triggered this disclosure obligation, and the Company did not use a compensation consultant during 2010. The Company has made the required disclosure regarding the identity of certain highly paid employees.

        Say on Pay.    We are required to include a non-binding "say on pay" vote resolution in our annual proxy statement for shareholder consideration. We included this resolution in our proxy statement for the 2011 Annual Meeting of Shareholders, and the resolution is included as Proposal No. 2 in this proxy statement.

        CEO and CFO Certifications.    Our CEO and CFO are required to provide, within 90 days after the close of each fiscal year, compliance certifications to Treasury confirming our compliance with ARRA and the Interim Final Rules. These certifications are filed as exhibits to our Annual Report on Form 10-K and we preserve supporting documentation and records for at least 6 years following the certification.

        Compensation Committee Review and Certification.    The Interim Final Rules establish a compliance reporting regime, which includes a requirement that the Compensation Committee meet twice a year to review the Company's compensation plans for unnecessary risk, and to annually disclose its findings. The discussion regarding this risk analysis is set forth on page 21 below, and the Committee's certification follows this Compensation Discussion and Analysis on page 17 below.

Executive Compensation Determinations and Committee Procedures

        The compensation programs of the Company for its executive officers are administered by or under the direction of the Compensation Committee and are reviewed on an annual basis to ensure that remuneration levels and benefits are competitive and reasonable using the guidelines described above. At the end of each fiscal year, the Committee reviews the performance of each executive officer individually and the Company in general. Additionally, the Company's Chief Executive Officer, Mr. Brown, is actively engaged in the evaluation of the other executive officers. Based upon this review, Mr. Brown makes a recommendation as to any increases in the base compensation for each executive officer. The Committee considers Mr. Brown's recommendations in making final compensation decisions.

        Similarly, at the end of each fiscal year the Committee reviews each executive officers' individual performance to determine whether to award any discretionary performance-based stock to such officer. The Committee also considers the recommendations of Mr. Brown with respect to such awards.

        Compensation Consultant.    The Committee has previously retained an outside compensation consultant to compare base salary and cash and non-cash incentive compensation programs, policies and objectives for the Company's executive officers with those of other financial institutions in the Company's peer group. The Committee exercises its judgment and discretion in reviewing and considering this analysis when establishing both cash and non-cash compensation levels for the Company's executive officers. During 2010, neither the Committee nor the Company sought any services from any compensation consultant related to executive compensation.

        Peer Group.    As noted above, at times the Committee considers competitive industry salaries in determining cash and non-cash compensation of its executive officers. Specifically, the Company collects publicly available compensation information from a peer group of similarly-sized financial institutions located in the same geographic region as the Company. Additionally, the Company considers the performance of the peer group in determining awards under the executive performance-based bonus plan, as discussed below. In determining the appropriate financial institutions to include in this peer group, the Committee consults with the Company management and, if determined to be necessary, its external compensation consultant. In general, the peer group is made up of publicly- traded financial institutions between $1 and $5 billion dollars in assets, headquartered in a four state region of Indiana, Illinois, Kentucky and Ohio, and focusing on small community banking. The composition of the peer group is reviewed periodically and may change from time to time. The Committee believes that the peer group is appropriate because of the similarities among the financial institutions in market, size and deposits.

        The following table lists the companies comprising the peer group during 2010. This list reflects the removal of First Financial Bancorp, Cincinnati, Ohio ($6.7 billion in assets as of December 31, 2009), and the addition of First Defiance Financial Corp., Defiance, Ohio ($2.1 billion in assets as of

December 31, 2009). These changes were made in large part to maintain the group as an accurate reflection of the Company's geographical footprint and focus on small community banking.

Name	Location	Total Assets ($ Billions)(1)	Ticker Symbol
Bank of Kentucky	Crestview Hills, KY	$1.6	BKYF
Community Trust Bancorp, Inc.	Pikeville, KY	3.1	CTBI
Farmers Capital Bank Corp.	Frankfort, KY	2.2	FFKT
First Busey Corporation	Urbana, IL	3.8	BUSE
First Defiance Financial Corp.	Defiance, OH	2.1	FDEF
First Financial Corp.	Terre Haute, IN	2.5	THFF
First Merchants Corp.	Muncie, IN	4.5	FRME
1st Source Corporation	South Bend, IN	4.5	SRCE
Horizon Bancorp	Michigan City, IN	1.4	HBNC
German American Bancorp	Jasper, IN	1.2	GABC
Integra Bank Corp.	Evansville, IN	2.9	INBK
Lakeland Financial Corp.	Warsaw, IN	2.6	LKFN
Peoples Bancorp, Inc.	Marietta, OH	2.0	PEBO
Porter Bancorp	Louisville, KY	1.8	PBIB
Princeton National Bancorp	Princeton, IL	1.3	PNBC

(1)
As of December 31, 2009.

Elements of Executive Compensation

        The particular elements of the compensation programs for the Company's executive officers are set forth in more detail below.

        The Company's compensation program for executives consists of three key elements:

  •
  base salary;

  •
  performance-based incentive (cash) bonus; and

  •
  long-term performance-based stock awards.

The Committee believes that this three-part approach best serves the interests of the Company and its shareholders. Under this approach, a portion of each executive's annual compensation is variable or "at risk;" namely, the performance-based incentive (cash) bonus and long-term performance-based awards of stock options.

        Base Salary.    Base salary for the Company's Chief Executive Officer is set by the Committee on an annual basis. Base salaries for the Company's executive officers other than its Chief Executive Officer, as well as changes in such salaries, are made on an annual basis and are based upon recommendations by the Chief Executive Officer of the Company. The Committee's compensation decisions take into account such factors as the annual financial results of the Company, industry salaries with the Peer Group, a subjective assessment of the nature and responsibilities of the position, the contribution and experience of the officer, and the length of the officer's service with the Company, its subsidiaries and predecessors.

        Performance-Based Incentive Bonus.    Cash bonuses are granted to executive officers on an annual basis under the Company's annual performance-based incentive bonus plan. The goals of the annual performance-based incentive bonus plan are to motivate the executive officers to maximize the Company's profits and to reward the executive officers for the attainment of certain established financial and non-financial goals and objectives.

        Prior to March 31 of each year, the Committee, with input from the Company's Chief Executive Officer, establishes weights for specific performance measures for each group of covered executive officers for a performance period consisting of the current fiscal year. Historically, the first target which must be met for each executive to be eligible for a bonus relates to growth in the Company's operating earnings per share based on the operating earnings per share achieved by the Company during the prior fiscal year. The Committee established this primary threshold target based upon its belief that if the operating earnings per share did not increase year over year, then the executives would not have succeeded in creating any value to shareholders, and the payment of a bonus would be inappropriate.

        If the primary threshold target is met, then the Committee considers the Company's financial performance relative to the Peer Group and each individual executive's overall performance. Specifically, the Committee looks at each performance measure and determines where the Company fell in relation to its peers after eliminating the highest and lowest performing peer for each measurement. The Committee views each of the performance measures as important because each is an indicator of the profitability of the Company. Additionally, the Committee selected several measures to ensure that no single performance measure could be manipulated on a year-to-year basis.

        The Committee weighs each of the performance measures differently depending upon whether the executive is an employee of the Company or an affiliate, and depending upon the level of the executive's office. Additionally, the Committee assigns weights to different groups of executives based upon each executive's ability and responsibility to affect the results in that performance category. Group 1 is comprised solely of the Chief Executive Officer and Group 2 includes Mr. Smith, Mr. Anderson, Mr. Tressler and Mr. Goodwin. After all measures are accounted for, the Committee subjectively determines the individual performance portion of the bonus to complete the participant's total bonus percentage.

        The following is a list of the performance measures considered by the Committee and the weights attached to each performance measure for each Group of executives during 2010:

Performance Measures	Group 1	Group 2
Return on Average Assets	7%	7%
Return on Average Equity	16%	15%
Efficiency Ratio	11%	10%
Earnings Per Share Growth	20%	20%
Loan Loss Reserve/Non Performing Loans	5%	4%
Non Performing Assets/Total Assets	17%	16%
Net Charge-Offs/Loans	14%	13%

Subtotal	90%	85%

Individual Performance	10%	15%

Total Bonus Payout	100%	100%

        Once the Committee determines the Company's performance based upon the performance measures and aggregates the levels based on the weights listed above, the Committee then determines an overall level of achievement (Level 1-7) for each executive. Level 1 equals the 25th percentile of the Peer Group, Level 4 equals the 50th percentile, and Level 7 equals the 75th percentile. The executive's bonus payout, as a percentage of the executive's base salary, is determined based upon the final Level achieved by that executive:

Achievement Levels	Group 1	Group 2
Level 1	12.0%	9.6%
Level 2	20.0%	16.0%
Level 3	29.0%	23.2%
Level 4	39.0%	31.2%
Level 5	50.0%	40.0%
Level 6	60.0%	48.0%
Level 7	70.0%	56.0%

        Performance-Based Incentive Stock Awards.    The Committee believes that periodic grants of stock options are a key component of the Company's executive compensation program because the grants ensure that the executive's financial interests are aligned with the long-term interests of the Company's shareholders. The options also encourage ownership in the Company and foster retention. Stock options are awarded by the Compensation Committee in its discretion based on each executive's responsibilities, historical contributions and anticipated future contributions, and the Company's achievement of the performance targets discussed above. The Chief Executive Officer's stock options are predetermined by a formula which is aligned and integrated with his cash bonus. Specifically, the options have a value equal to the Chief Executive Officer's earned bonus according to the Bonus Plan. In other words if his earned cash bonus was $50,000 then his stock options would be valued at $50,000, figured in accordance with the Black Scholes method used to value stock options.

        At the annual meeting of shareholders of the Company for 2007, the Company's shareholders approved the MainSource Financial Group, Inc. 2007 Stock Incentive Plan (the "2007 Stock Incentive Plan"). The 2007 Stock Incentive Plan is intended to promote and align the interests of key employees, officers, directors, consultants, advisors and other service providers of the Company and its subsidiaries and affiliates in order to reward performance that enhances long term shareholder value, increases employee stock ownership and improves the ability of the Company and its subsidiaries and affiliates to attract, retain and motivate such persons. The 2007 Stock Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock bonuses and restricted stock awards. Incentive stock options may be granted only to employees. An aggregate of 650,000 shares of common stock are reserved for issuance under the 2007 Stock Incentive Plan.

        Prior to the approval by the shareholders of the 2007 Stock Incentive Plan, awards of stock options were made to executive management under the 2003 MainSource Financial Group, Inc. Stock Option Plan (the "2003 Plan"). The 2003 Plan was approved by shareholders at the 2003 Annual Meeting of Shareholders. The 2003 Plan provides for the grant of qualified (incentive) and non-qualified stock option awards. The 2003 Plan was intended to provide incentives to the Company's executive officers and key employees to work toward the long-term growth of the Company by providing them with a benefit that will increase only to the extent the value of the Common Stock increases.

        Under both the 2007 Stock Incentive Plan and the 2003 Plan, the Committee has complete discretion in determining eligibility for participation and the number of stock options, if any, to be granted to a participant. The decision by the Committee to grant options is based on the incentive that the grant will provide and the benefits the grant may have on long-term stockholder value. The determination of the number of shares granted is based on the level and contribution of the employee. All options granted by the Committee are priced at the fair market value of the shares at the time of the award. Annual awards of stock options to executives are generally made at the Committee's regularly scheduled meeting in February after the Company's financial results have been determined for the previous fiscal year and such results have been evaluated. Options generally vest as follows: 10% at the end of the first year, an additional 20% at the end of the second year, an additional 30% at the end of the third year, and an additional 40% at the end of the fourth year. Vesting and exercise rights cease upon termination of employment except in the case of death or disability (subject to a one year limitation). Prior to the exercise of an option, the holder has no rights as a shareholder with respect to the shares subject to such option, including voting rights and the right to receive dividends.

        In addition to the three key elements noted above, the Company provides its executives with certain other benefits and perquisites, as follows:

        MainSource Financial Group, Inc. 401(k) and Employee Stock Ownership Plan.    The Committee considers and determines whether or not to make matching and/or profit sharing contributions to participants' accounts under the MainSource Financial Group, Inc. 401(k) and Employee Stock Ownership Plan (the "Plan"). To be eligible to receive a matching contribution, a participant must make a pre-tax deferral to the Plan. To be eligible to receive a profit sharing contribution, a participant must have completed 1,000 "hours of service" (as defined in the Plan) with a participating employer in the Plan and must be employed on the last day of the Plan year unless the participant died, became disabled or retired pursuant to the Plan's early or normal retirement provisions. For 2010, the Committee determined to match funds contributed by participants at $0.80 of every dollar contributed to the 401(k) portion of the Plan, up to the first 8% of each participant's salary. The benefits provided by the Company to employees of certain of its subsidiaries, including MainSource Insurance, LLC, MainSource Title, LLC and MainSource Mortgage, LLC, are similar to those provided to participants in the Plan, but differ as a result of differences in the way such employees are compensated.

        Profit Sharing Plan.    The Company provides all employees with the opportunity to participate in the profits earned by the Company. The profits are distributed annually by the Compensation Committee as a percentage of each employee's salary, in a range of 1 to 10%. The decision to award profit sharing is completely discretionary by the Committee, but has historically been based on the overall performance and profitability of the Company as shown by its earnings per share. Beginning in 2011, the Committee intends to consider the Company's return on assets in making its profit sharing determination rather than earnings per share, based upon the Committee's belief that this performance measure better matches the goal of the plan, which is to distribute profits when there are profits to distribute. Based upon the Company's performance in 2009, in 2010 the Company did not make a profit sharing contribution to the Plan. In February 2011, based upon the Company's performance in 2010, the Committee made a profit sharing contribution to the 401(k) portion of the Plan equal to 2.5% of each participant's base salary.

        Perquisites.    The Company provides executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract, retain and motivate its executives. The Company periodically reviews the levels of perquisites and other benefits provided to executive officers. The perquisites currently granted to executive officers include the use of company automobiles, executive short-term disability insurance, relocation expenses, death benefits and membership in a local country club.

        Change in Control Agreements.    The Company has change in control agreements in place with certain named executive officers and certain other officers of the Company and its subsidiaries. The purpose of the change in control agreements is to secure the continued service and dedication of the executives in the event of an actual or threatened change in control of the Company. Each change in control agreement becomes operative only upon a change in control. Payments under the agreements are in full settlement of all other severance payments that may otherwise be payable to the executive under any other severance plan or agreement of the Company. A more detailed discussion of the terms of the agreements is set forth on page 26. In determining the appropriate severance payments for each executive officer and the triggers for such severance payments, the Compensation Committee considered similar agreements offered by other financial institutions both in its peer group and elsewhere in the industry, the likelihood of a change in control, the need to continue the service of each executive officer in the event of a change in control, and the effect the change in control agreement would have on the ability to attract and retain executive officers in the absence of a threatened change in control.

Compensation of Executives in 2010

        The executive compensation programs and policies discussed above apply to each of the named executive officers. The actual compensation awarded to each named executive officer in 2010 and as a result of the executive's and the Company's performance in 2009 is discussed below.

        Base Salary.    The Committee considered the base salary of each executive officer in February 2010. Specifically, the Committee considered both the overall financial performance of the Company and each executive officer's individual performance during 2009. The Committee also considered the executive compensation restrictions arising as a result of the Company's participation in the U.S. Treasury's Capital Purchase Program (CPP). As a result of the Company's weakened performance during 2009, and in light of the recommendation of the Company's President, Archie Brown, that no cash merit increases be given to any of the executive officers and a majority of the senior officers of the Company, the Committee decided not to award any executive officer a cash merit increase.

        Performance-Based Incentive Bonus.    During 2009, the Company did not achieve growth in its operating earnings per share as compared to the Company's operating earnings per share in 2008. Accordingly, and as provided in the Company's performance-based incentive bonus plan, the Committee did not award any of the named executive officers a cash bonus in 2010 for the year ended December 31, 2009.

        Performance-Based Incentive Stock.    Similarly, because the performance targets noted above were not met during 2009, the Committee determined not to grant any of the named executive officers performance-based options to purchase stock of the Company in 2010.

Review of Risk Associated With Compensation Plans

        As required by the ARRA and the Interim Final Rules, the Compensation Committee met in March 2010 and October 2010 with the Company's senior risk officers, and reviewed, evaluated and discussed each of the Company's compensation programs. The discussions included all employee compensation plans. The review took into consideration the behaviors incentivized by each plan, the types of payouts offered under each plan (cash versus stock), the safeguards present in each plan to protect against manipulation of the plan to achieve the payouts, the risks present within and affected by each plan, and the total time horizon of the employee's performance giving rise to a benefit under each plan. Broad-based welfare and benefit plans that do not discriminate in scope, terms or operation in favor of executive officers were excluded from the review.

        Based upon its review, the Compensation Committee believes that the Company's compensation plans and programs for SEOs and other employees do not incentivize employees to take unnecessary or excessive risks. In making this determination, the Compensation Committee considered the following:

  1.
  Base Salary. Base salaries paid to the Company's executive officers are conservative in amount related to the Company's peers, and the annual increases in the base salaries have historically not been excessive. Further, the increases are based primarily on cost-of-living increases rather than performance based.

  2.
  Executive Bonus Plan and cash incentive bonus. The bonus plan has been in existence for a long period of time and has not historically encouraged executives to take unnecessary or excessive risks, as evidenced by the Company's historical performance. The amount of bonuses paid under the plan is tied to peer performance, not just performance of the Company, and numerous triggers within the plan discourage manipulation, because the manipulation of a single trigger would most likely have a negative impact on one or more other triggers. Additionally, the Committee retains significant discretion within the bonus plan to determine whether employees have acted to manipulate triggers within the bonus plan and may adjust the bonuses paid accordingly.

    Notwithstanding its determination that the Executive Bonus Plan did not encourage employees to take unnecessary or excessive risks, the Committee requested that management consider adding vesting or deferral features to the Plan to further guard against employees taking short term risks and creating longer term problems within the Company. Effective beginning with the year ended December 31, 2009, management proposed, and the Committee approved, the deferral of payments under the Executive Bonus Plan for a three year period for certain employees. The affected employees include the Named Executive Officers (as defined above), each Regional President of the Bank, and certain additional executive officers. Bonuses earned under the Plan will now be paid as follows: 40% in the first quarter of the year following the year in which the bonus is earned, and 60% in equal installments in the first quarter of each of the next three years. Each employee's right to receive the deferred payments is subject to a number of conditions, including: 1) continued employment by the Company on the date of payment; and 2) the Company must not have suffered a material negative impact in a future year as a result of a decision or event that occurred during the year the bonus was earned. The Committee has sole discretion in determining whether a deferred bonus will be distributed under the Plan.

  3.
  Stock Incentive Plan and awards. The plan ties the interests of the employees with the interests of the shareholders. The award of options or restricted stock under the plan is entirely at the discretion of the Committee, and is not formula-based or performance-based. Accordingly, the employees have no method to manipulate the grant of equity incentives.

  4.
  Change in Control Agreements. Payouts under the agreements only occur following a transaction that receives board approval, and the payouts are small (between 1.5 and 3 times base compensation). Further, the payouts are subject to stringent limits on the circumstances under which employees would be entitled to the payouts.

        With respect to the remaining employee compensation plans that benefit all employees, the Committee reviewed the participants and features of each plan and determined that each plan contained sufficient controls to discourage the taking of unnecessary and excessive risk. For example, several of the plans allow for management discretion to reduce or eliminate any awards, and none of the plans provide for excessive payouts as a percentage of each employee's salary. In its review, the Committee considered the following:

        Commission Plans.    Each of the Company's commission plans, including plans for financial advisors, insurance agents and mortgage loan originators, includes a safeguard against poor underwriting, in that the financial advisors are required to comply with suitability requirements set forth by Raymond James, the insurance agents do not underwrite the insurance policies, and the mortgage loan originators do not underwrite the mortgage loans. Thus, the employees receiving commission cannot benefit by originating customers or loans that do not otherwise qualify.

        Bonus Plans.    The Company has several employee specific bonus plans, including:

  •
  Commercial Lending Bonus Plan

  •
  Retail Branch Personnel Bonus Plan

  •
  Retail Lender Bonus Plan

  •
  Wealth Management Bonus Plan; and

  •
  MainSource Title Bonus Plan.

In each plan, the maximum payout is approximately 5-25% of base pay. In general the plans include performance goals requiring employees to achieve certain performance levels and/or exceed prior year performance. The plans also include certain safeguards to mitigate against employees taking excessive and unnecessary risks. For example, the Company's lending bonus plans include loan charge-off and delinquency qualifiers. Based on these factors, the Committee determined that the plans do not incentivize or reward the taking of unnecessary and excessive risks.

Accounting and Tax Considerations

        The Company's compensation program is intended to comply with Sections 162(m) and 409A of the Internal Revenue Code of 1986, as amended (the "Code"). Under Section 162(m) of the Code, a limitation is placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. As discussed above, this limitation was amended by Section 111 of EESA by adding a new Code Section 162(m)(5) to limit tax deductions on compensation exceeding $500,000, disregarding performance-based compensation, for the period during which the Company participates in CPP. The Company intends not to have any individuals with non-performance based compensation paid in excess of the Code Section 162(m) tax deduction limit. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Code Section 409A, and such benefits do not comply with Code Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive is subject to federal and state income tax, an underpayment interest penalty and an additional federal income tax of 20% of the benefit includible in income.

Report of the Compensation Committee

        The Compensation Committee certifies that:

        1.     It has reviewed with senior risk officers the senior executive officer (SEO) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company;

        2.     It has reviewed with senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks that these plans pose to the Company; and

        3.     It has reviewed the employee compensation plans to eliminate any features of those plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporation by reference into the Company's annual report on Form 10-K for the year ended December 31, 2010.

Members of the Compensation Committee
/s/ WILLIAM G. BARRON (Chairman) /s/ D.J. HINES /s/ THOMAS M. O'BRIEN

Summary Compensation Table

        The following table sets forth information concerning total compensation earned or paid to our Chief Executive Officer, our Chief Financial Officer and our three most highly compensated executive officers who served in such capacities as of December 31, 2010, each of whom had total annual compensation exceeding $100,000 in 2010 or in either of the preceding two years (the "named executive officers"), for services rendered to the Company during the fiscal year ended December 31, 2010.

Name and Principal Position (a)	Year (b)	Salary ($) (c)(1)	Bonus ($) (d)(2)	Stock Awards ($) (e)	Option Awards ($) (f)(3)	Non-Equity Incentive Plan Compensation ($) (g)	All Other Compensation ($) (h)		Total ($) (i)
Archie M. Brown, Jr.(1)	2010	$320,386	—	—	—	—	$16,158	(4)	$336,544
President and Chief Executive	2009	$317,237	—	—	$9,450	—	$3,721		$330,408
Officer	2008	$109,038	—	—	$93,235	—	$1,027		$203,300
James M. Anderson	2010	$182,694	—	—	—	—	$18,444	(5)	$204,938
Chief Financial Officer	2009	$183,068	—	—	$5,400	—	$16,470	(5)	$204,938
	2008	$174,592	—	—	—	—	$22,516	(5)	$197,108
Jeffrey C. Smith	2010	$194,266	—	—	—	—	$16,368	(6)	$210,635
Chief Operating Officer	2009	$194,355	—	—	$5,730	—	$35,570	(6)	$235,655
	2008	$192,809	—	—	—	—	$3,664		$196,473
Daryl R. Tressler	2010	$228,848	—	—	—	—	$22,301	(7)	$251,148
Chief Banking Officer	2009	$228,966	—	—	$6,750	—	$20,229	(7)	$255,945
	2008	$225,887	—	—	—	—	$26,373	(7)	$252,260
William J. Goodwin (1)	2010	$197,594	—	—	—	—	$9,177		$206,770
Chief Credit Officer	2009	$142,500	—	—	$16,000	—	$5,582		$164,082

(1)
No cash merit increases were awarded to the named executive officers for 2010. The increase or decrease in the amount of base salary for 2010 over 2009 is the result of the variation in the number of pay periods occurring in 2009 and 2010. Additionally, for Mr. Brown, who joined the Company in August 2009, and Mr. Goodwin, who joined the Company in March 2009, the amount for those years reflects only a partial year of employment.

(2)
The amount of bonus, if any, to be paid to each executive officer for services performed in 2010 had not been determined as of the date of this Proxy Statement. Any such bonuses are expected to be determined in April 2011 and will be disclosed by the Company on Form 8-K at that time.

(3)
The amounts listed in column (f) reflect the full grant date fair values in accordance with FASB ASC topic 718. Amounts for 2008 have been recomputed under the same methodology in accordance with SEC rules. Refer to Note 23, "Stock Option Plans," in the Notes to Consolidated Financial Statements included in the annual report on Form 10-K for the year ended December 31, 2010, for the relevant assumptions used to determine the valuation of our option awards.

(4)
Includes (a) the value attributable to personal use of a Company- provided automobile (as calculated in accordance with Internal Revenue Service guidelines), and (b) the matching contribution made by the Company to the 401(k) Plan.

(5)
Includes (a) the value attributable to personal use of a Company- provided automobile (as calculated in accordance with Internal Revenue Service guidelines), (b) the matching contribution made by the Company to the 401(k) Plan, (c) a 3% profit sharing contribution made by the Company to the 401(k) Plan during 2008, and (d) the cost of a country club membership.

(6)
Includes (a) the value attributable to personal use of a Company- provided automobile (as calculated in accordance with Internal Revenue Service guidelines) and (b) the matching contribution made by the Company to the 401(k) Plan.

(7)
Includes (a) the value attributable to personal use of a Company- provided automobile (as calculated in accordance with Internal Revenue Service guidelines), (b) the matching contribution made by the Company to the 401(k) Plan, (c) a 3% profit sharing contribution made by the Company to the 401(k) Plan during 2008, and (d) the cost of a country club membership.

Outstanding Equity Awards at Fiscal Year-End

        The following table includes certain information with respect to the value of all unexercised options previously awarded to the executive officers named above as of December 31, 2010.

						Stock Awards
	Option Awards(1)								Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
								Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)
Archie M. Brown, Jr.	-0-	17,500	—	5.40	2/23/19	—	—	—	—
	-0-	25,000	—	17.92	8/3/18
James M. Anderson	-0-	10,000	—	5.40	2/23/19	—	—	—	—
	1,737	—	—	13.36	5/19/13
	2,481	—		21.20	2/23/14
	2,625	—		20.57	2/22/15
	2,625	—		18.04	2/22/16
	5,000	—		17.01	2/20/17
Jeffrey C. Smith	-0-	10,611		5.40	2/23/19	—	—	—	—
	5,250	—	—	17.81	11/20/16
	1,000	—		17.01	2/20/17
Daryl R. Tressler	-0-	12,500	—	5.40	2/23/19	—	—	—	—
	6,078	—		13.36	5/19/13
	4,134	—		21.20	2/23/14
	4,200	—		20.57	2/22/15
	1,575	—		18.04	2/22/16
	1,000	—		17.01	2/20/17
William J. Goodwin	-0-	10,000	—	7.31	3/31/19	—	—	—	—

(1)
All option awards and exercise prices are adjusted for stock splits and stock dividends since the date of grant.

        Except for options granted to Archie M. Brown, Jr., in connection with his acceptance of the position of President and Chief Executive Officer, and except for the options granted to the executive officers with an expiration date of February 23, 2019, all of the options granted to the named executive officers are incentive stock options granted pursuant to the 2003 Plan. The terms of the options provide for vesting in four installments, with 10% vesting at the end of the first year, 20% at the end of the second year, 30% at the end of the third year and 40% at the end of the fourth year. In 2005, the vesting of the options expiring on February 23, 2014 and February 22, 2015, were accelerated to provide for immediate vesting. All of the options have a total life of 10 years. A more detailed discussion of the 2003 Plan is set forth on page 20 of the Compensation Discussion and Analysis Section of this Proxy Statement.

        The options granted to Mr. Brown on August 4, 2008 were granted pursuant to the terms of the 2007 Stock Incentive Plan, have a term of ten years from the date of grant and vest on the fourth anniversary of the grant date, so long as Mr. Brown remains employed by the Company on that date. The options granted in 2009 with an expiration date of February 23, 2019 were granted pursuant to the 2007 Plan, have a term of 10 years, and vest as follows: 10% vest on December 31, 2009, an additional 20% vest on December 31, 2010, an additional 30% vest on December 31, 2011 and the final 40% vest on December 31, 2012. Notwithstanding the foregoing, none of the options granted on February 23, 2009, will vest unless and until such time as the U.S. Treasury no longer holds any Series A preferred stock of the Company, which preferred stock was issued by the company to the Treasury as part of the Company's participation in Treasury's Capital Purchase Program. A more detailed discussion of the 2007 Stock Incentive Plan is set forth on page 20 of the Compensation Discussion and Analysis Section of this Proxy Statement.

Post Employment Compensation

Change in Control Agreements

        The Company currently has Change in Control Agreements in place with certain named executive officers and certain other officers of the Company or our subsidiary. References to executives in this description of Change in Control Agreements are only to Mr. Brown, Mr. Anderson, Mr. Smith and Mr. Tressler. The purpose of the Agreements is to secure the continued service and dedication of the executives in the event of an actual or threatened "Change in Control," which is defined in the Agreements to have occurred if:

  •
  A majority of the directors as of the date of the agreement is replaced other than as the result of nomination or election by at least two-thirds of the incumbent directors;

  •
  Any person acquires beneficial ownership of 25% or more of the combined voting power of the Company's then outstanding securities, other than in certain circumstances specified in the change in control agreement;

  •
  A merger, consolidation, share exchange or similar form of corporate transaction is consummated, unless (a) holders of voting securities of the Company outstanding immediately prior to the merger represent more than 40% of the total voting power of the securities of the surviving company outstanding immediately after such transaction; (b) no person is or becomes the beneficial owner of more than 25% of the total voting power of the securities of the surviving corporation; and (c) at least one-half of the members of the board of directors of the surviving corporation were directors of the Company at the time of the Board's approval of the transaction; or

  •
  The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or the sale of all or substantially all of the Company's assets.

        Each Agreement becomes operative only upon both a change in control and the subsequent termination of employment of the executive under circumstances covered by the Agreement. Payments under the Change in Control Agreements are in full settlement of all other severance payments that may otherwise be payable to the executive under any other severance plan or agreement of the Company. The following discussion summarizes the key provisions of the Change in Control Agreements.

        If the employment of any of the executive officers is terminated during the two-year period (or an 18-month period in the case of Mr. Smith or 12 months in the case of Mr. Brown) following a Change in Control of the Company, either by the Company other than for "Cause" (as defined in the Agreements) or by the executive for "Good Reason" (as defined in the Agreements, including the termination of employment by the executive for any reason during the 30-day period commencing six months after the date of such Change in Control), the executive will be entitled to receive: (a) a lump sum cash amount equal to such executive's unpaid salary and bonus amounts that have become payable, plus a pro-rata portion of such executive's annual bonus for the fiscal year of termination of employment; (b) severance pay in a lump sum cash amount equal to 2.99 times in the case of Mr. Brown, 2 times in the case of Mr. Anderson and Mr. Tressler, and 1.5 times in the case of Mr. Smith, the sum of (i) the executive's highest annual rate of base salary during the 12-month period immediately prior to his termination of employment, and (ii) the executive's annual performance-based incentive bonus earned for the last completed fiscal year of the Company; and (c) continuation of medical, dental, accident, disability and life insurance benefits for the executive and his dependents for a period of two years (or 18 months in the case of Mr. Smith or 12 months in the case of Mr. Brown) following the executive's date of termination of employment. If the executive's date of termination is within two years (or 18 months in the case of Mr. Smith or Mr. Brown) of the earliest date on which such termination could be considered a "Retirement" (as defined in the Agreements), the benefits described in (b) and (c) in the preceding sentence will be reduced accordingly. In the event that payments related to a Change in Control to any executive under the Agreements or otherwise are subject to excise tax under Code Section 4999, the Company will provide the executive with an additional amount sufficient to enable the executive to retain the full amount of his Change in Control benefits as if the excise tax had not applied, unless a reduction in such Change in Control related payments by less than 5% would result in the excise tax not being imposed on such executive, in which case payments under the Agreement shall be reduced (but not below zero) to the amount that could be paid to such executive without giving rise to such excise tax.

Potential Payments Under Change in Control Agreements.

        The following table shows the cash and benefits Mr. Brown, Mr. Smith, Mr. Anderson and Mr. Tressler would have been eligible to receive had a change in control occurred during the fiscal year ended December 31, 2010, and had their employment been terminated on December 31, 2010. For purposes of this table, it is assumed that the termination of employment occurred on December 31, 2010, and that the Company was not subject to the rules and regulations imposed as a result of the Company's participation in Treasury's Capital Purchase Plan as of that date.

Name	Salary ($)	Bonus ($)	Benefits ($)(1)	Gross Up ($)	Total ($)
Archie M. Brown, Jr.	$941,850	—	$31,380	—	$973,230
Jeffrey C. Smith	$286,500	—	$20,810	—	$307,310
James M. Anderson	$360,000	—	$990	—	$360,990
Daryl R. Tressler	$450,000	—	$20,292	—	$470,292

(1)
Consists of medical, dental, accident, disability and life insurance benefits. The value is based upon the type of insurance coverage the Company carried for each executive officer as of December 31, 2010, and is valued at the premiums in effect on December 31, 2010. This amount was calculated with the assumptions used for financial reporting purposes under generally accepted accounting principles in accordance with Accounting Standards Codification (ASC) 715.

        Acceleration of Options.    Additionally, both the 2003 Plan and the 2007 Stock Incentive Plan provide for the acceleration of the vesting of options upon the occurrence of a change in control (as defined in the applicable plan). Had a change in control occurred on December 31, 2010, none of the named executive officers would have received any additional benefit under the 2003 Plan or the 2007 Stock Incentive Plan, as all options outstanding on that date: 1) were fully vested; 2) were priced above the fair market value of the Company's common stock on December 31, 2010 as reported on the Nasdaq stock market; or 3) would not vest as a result of the change in control.

Equity Compensation Plan Information

        The following table summarizes certain information regarding the Company's equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	409,783	$13.30	452,333
Equity compensation plans not approved by security holders	—	—	—

Total	409,783	$13.30	452,333

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows the number of our common shares beneficially owned as of December 31, 2010 (unless otherwise indicated) by each person known to the Company to own beneficially more than five percent (5%) of the issued and outstanding common stock of the Company:

Name and address of beneficial owner	Aggregate Number Of Shares Beneficially Owned		Percent of Shares Outstanding(1)
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	1,411,359	(1)	7.01%
Black Rock, Inc. 40 East 52nd Street New York, NY 10022	1,351,079	(2)	6.71%

(1)
This information is based on information filed with the Securities and Exchange Commission via Schedule 13G/A on February 11, 2011. Dimensional Fund Advisors LP ("DFA"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor or manager, DFA does not possess investment and/or voting power over the shares of Company common stock that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. DFA disclaims beneficial ownership of such securities.

(2)
This information is based on information filed with the Securities and Exchange Commission via Schedule 13G/A on February 7, 2011 by Black Rock, Inc. The shareholder is deemed to be the beneficial owner of 1,351,079 shares of the Company's common stock as a result of being a parent holding company or control person.

        The following table shows the number of our common shares beneficially owned as of March 1, 2011 by the Company's nominees for election as directors, the executive officers named in the Summary Compensation Table, and the directors and executive officers of the Company as a group.

Name (Age)	Aggregate Number Of Shares Beneficially Owned		Percent of Shares Outstanding(1)
James M. Anderson (39)	33,152	(2)	*
William G. Barron (61)	880,377	(3)	4.4%
Archie M. Brown, Jr. (50)	10,852	(4)	*
Brian J. Crall (51)	11,203	(5)	*
Philip A. Frantz (66)	55,290	(6)	*
William J. Goodwin (51)	—		*
Rick S. Hartman (55)	236,075	(7)	1.2%
D.J. Hines (59)	25,285	(8)	*
Robert E. Hoptry (72)	183,628	(9)	*
William J. McGraw, III (62)	98,225		*
Thomas M. O'Brien (54)	1,520		*
Lawrence R. Rueff, DVM (57)	18,454	(10)	*
John G. Seale (51)	2,134	(11)	*
Daryl R. Tressler (59)	104,904	(12)	*

All directors and executive officers as a group (14 persons)	1,661,099		8.2%

*
Represents less than 1% of the Company's outstanding common shares.

(1)
Based on the number of shares outstanding at March 1, 2011.

(2)
Includes 263 shares owned of record by Mr. Anderson as custodian for his daughter, 384 shares owned of record by Mr. Anderson as custodian for his son, 1,605 shares owned of record by Mr. Anderson jointly with his wife, 16,432 shares held on his behalf under the Company's 401(k) Plan, and 14,468 shares to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act of 1934 (the "Exchange Act").

(3)
Includes 39,350 shares held in IRAs on Mr. Barron's behalf, 43,484 shares held in IRAs on behalf of Mr. Barron's wife, 84,983 shares held in 8 irrevocable trusts of which Mr. Barron is the trustee or co-trustee, 252,337 shares held in a trust of which Mr. Barron's wife is the trustee, 134,829 shares owned by a limited partnership of which Mr. Barron is the controlling partner, 4,759 shares owned of record by Mr. Barron as custodian for his son, 10,788 shares owned of record by Mr. Barron as custodian for his daughter, 303,881 shares owned of record by an irrevocable trust of which Mr. Barron is co-trustee, and 5,966 shares as to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act. Mr. Barron disclaims beneficial ownership of the 303,881 shares held in the irrevocable trust except to the extent of his pecuniary interest therein.

(4)
Includes 4,000 shares owned of record by Mr. Brown jointly with his wife and 6,852 shares held on his behalf under the Company's 401-k Plan.

(5)
Includes 2,240 shares held in an IRA on Mr. Crall's behalf, 600 shares held in an IRA on behalf of Mr. Crall's wife, and 1,525 shares to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act.

(6)
Includes 1,985 shares owned of record by Mr. Frantz's wife, 19,803 shares owned of record by Mr. Frantz jointly with his wife, and 5,966 shares as to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act.

(7)
Includes 25,309 shares held in IRAs on Mr. Hartman's behalf, 9,475 shares owned of record by Mr. Hartman's wife, 5,877 shares held in IRAs on behalf of Mr. Hartman's wife, 60,163 shares held in an irrevocable trust of which Mr. Hartman is the trustee and has voting and investment power, 63,457 shares held in a revocable trust of which Mr. Hartman is the trustee and has voting and investment power, 275 shares owned of record by Mr. Hartman's wife as custodian for his son, 10,646 shares owned of record by Mr. Hartman's 2 children and 5,966 shares as to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act. Mr. Hartman disclaims any beneficial interest in the shares owned directly or indirectly by his wife, and disclaims any beneficial interest in the shares held by the irrevocable trusts except to the extent of his pecuniary interest therein.

(8)
Includes 13,242 shares held of record in an IRA on Mr. Hines' behalf, 597 shares owned of record by Mr. Hines jointly with his wife, 853 shares held of record in an IRA on behalf of Mr. Hines' wife, 410 shares owned of record by Mr. Hines' wife jointly with their daughter, 78 shares owned of record by Mr. Hines' wife jointly with their son, 332 shares owned of record by Mr. Hines' wife as custodian for their son, 695 shares owned of record by Mr. Hines for benefit of his grandchildren, and 1,525 shares as to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act.

(9)
Includes 63,012 shares held in an IRA on behalf of Mr. Hoptry, 2,551 shares held in an IRA on behalf of Mr. Hoptry's wife, and 5,966 shares as to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act. Mr. Hoptry disclaims any beneficial interest in the shares owned by the IRA on behalf of his wife. Additionally, Mr. Hoptry has pledged an aggregate of 69,135 shares in accordance with the terms and conditions of a brokerage firm's customary margin account requirements.

(10)
Includes 8,242 shares held in an IRA on Dr. Rueff's behalf, 5,792 shares held in an IRA on behalf of Dr. Rueff's wife and 4,196 held by Dr. Rueff jointly with his wife.

(11)
Includes 1,479 shares held in an IRA on behalf of Mr. Seale's wife.

(12)
Includes 1,562 shares owned of record by Mr. Tressler jointly with his wife, 62,150 shares held on his behalf under the Company's 401(k) Plan, 6,282 shares owned of record by Mr. Tressler's wife, 893 shares owned by Mr. Tressler's wife jointly with his daughter, 899 shares owned by Mr. Tressler's wife jointly with his son, 511 shares owned by Mr. Tressler's wife as custodian for his grandson, 511 shares owned by Mr. Tressler's wife as custodian for his granddaughter, and 16,587 shares as to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act.

PROPOSAL 2: APPROVAL OF AN ADVISORY PROPOSAL ON THE COMPANY'S
EXECUTIVE COMPENSATION POLICIES AND PROCEDURES.

        On February 17, 2009, President Barack Obama signed the American Recovery and Reinvestment Act of 2009 (the "ARRA"). Among other matters, the ARRA expands the executive compensation restrictions which were previously imposed under the EESA and is applicable to any entity that has received financial assistance under the capital purchase program. The ARRA also contains provisions requiring entities that have received assistance under the capital purchase program to permit a non-binding vote by shareholders on the company's senior executive compensation. This type of vote, commonly called a "say on pay" vote, allows shareholders to cast an advisory vote on the compensation policies and procedures of a particular entity.

        On January 16, 2009, the Company issued shares of its Series A Preferred Stock and warrants to Treasury in exchange for $57 million as part of the capital purchase program. Accordingly, the Company is subject to the provisions of the ARRA.

        The Board of Directors of the Company believes that the Company's compensation policies and procedures are centered on a pay-for-performance culture and are closely aligned with the long-term interests of shareholders. As a shareholder, you have an opportunity to endorse or not endorse the Company's executive compensation program through the following resolution:

          "Resolved, that the shareholders hereby approve the overall executive compensation policies and procedures employed by the Company with respect to its named executive officers, as described in the Compensation Discussion and Analysis and the related tabular disclosure contained in the Company's Proxy Statement for its 2011 Annual Meeting."

        Because your vote is advisory, it will not be binding on the Board and may not be construed as overruling a decision by the Board. Your vote will also not create or imply any additional fiduciary duty by the Board or restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

        The Board of Directors recommends a vote "FOR" approval of this resolution.

 PROPOSAL 3: RATIFICATION OF APPOINTMENT OF CROWE HORWATH, LLP
AS THE COMPANY'S REGISTERED PUBLIC ACCOUNTING FIRM (INDEPENDENT AUDITORS)

        At its February 2011 meeting, the Audit Committee of the Board of Directors recommended and approved the appointment of Crowe Horwath LLP as the Company's independent public accounting firm (independent auditors) to examine the consolidated financial statements of the Company for the year ending December 31, 2011. The Company is seeking the shareholders' ratification of such action.

Report of the Audit Committee

        The Audit Committee of MainSource Financial Group, Inc. is composed of three directors who the Board of Directors has determined are "independent" as defined by NASDAQ Stock Market listing standards. The Audit Committee's responsibilities are set forth in a written charter approved by the Board of Directors. The charter is also reviewed annually by the Audit Committee. A copy of the Audit Committee charter is available on the Company's website at www.mainsourcefinancial.com. The Audit Committee has determined that its members meet the financial literacy requirements of the NASDAQ Stock Market listing standards.

        Management of the Company has primary responsibility for the Company's internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board. This audit serves as a basis for the auditor's opinion in the annual report to shareholders addressing whether the financial statements fairly present the Company's financial position, results of operations and cash flows and for the auditor's report of the effectiveness of the Company's internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes. For the fiscal year ended December 31, 2010, the Audit Committee engaged Crowe Horwath LLP to serve as the Company's independent auditor.

        In discharging its oversight responsibility, the Audit Committee met and held discussions with management and the independent auditor. Management represented to the Audit Committee that the Company's consolidated financial statements as of and for the year ended December 31, 2010 were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed these consolidated financial statements with management. The Audit Committee discussed with the independent registered public accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

        The independent auditor also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) for independent auditor communications with Audit Committees concerning independence, and the Audit Committee discussed with the independent auditor that firm's independence. In addition, the Audit Committee approved in advance all non-audit engagements by the Company's independent auditor. The Audit Committee determined that the independent auditor's provision of non-audit services to the Company is compatible with maintaining that firm's independence.

        Based upon the discussions and reviews referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.

        Respectfully submitted by the members of the Audit Committee:

                      /s/ RICK S. HARTMAN (Chairman)
                      /s/ BRIAN J. CRALL
                      /s/ THOMAS M. O'BRIEN

Fees Paid to Independent Registered Public Accountants

        The following table presents fees for professional services rendered by Crowe Horwath LLP for the audit of the Company's annual financial statements for 2009 and 2010 included on Form 10-K, the integrated audit of internal controls over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, the review of the interim consolidated financial statements included in Forms 10-Q filed during the years 2009 and 2010, and the review of various other SEC filings during 2009 and 2010. Fees billed for audit-related services, tax services and all other services rendered by Crowe Horwath LLP for 2009 and 2010 are also presented below. Representatives from Crowe Horwath LLP are not expected to be present at the meeting.

	2009	2010
Audit Fees	$263,000	$290,000
Audit-Related Fees(1)	25,800	21,500
Tax Fees(2)	77,715	92,100
All Other Fees(3)	6,537	2,275

Total	$373,052	$405,875

(1)
Includes fees, including reimbursement of expenses, paid for the audit of the Company's benefit plans, required FDICIA reporting procedures and consulting on various accounting and auditing matters.

(2)
Includes fees paid for income tax return preparation, assistance with quarterly tax estimates and consulting on various tax matters.

(3)
Includes fees paid for a subscription to an accounting research database.

Pre-Approval by Audit Committee of Independent Accountant Services

        The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by its independent auditor, except as described below.

        Under its current charter, it is the policy of the Audit Committee to pre-approve all non-audit services, including tax work, or other allowable services to be performed by external accountants or auditors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitute no more than 5% of the total amount of revenues paid by the Company to the independent auditor during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided by Crowe Horwath LLP pursuant to these exceptions in the 2010 fiscal year.

 SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, the Company believes that all of the Company's directors and executive officers complied during fiscal 2010 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, other than Mr. Hoptry filed one late Form 4 reporting one transaction.

SHAREHOLDER PROPOSALS

        To be considered for inclusion in next year's proxy statement, shareholder proposals must be submitted in writing by November 26, 2011, to the Company's Secretary, 2105 North State Road 3 Bypass, Greensburg, Indiana 47240, and be in proper form under SEC Regulation 14A, Rule 14a-8, Shareholder Proposals. In addition, the Company's By-laws provide that any shareholder wishing to nominate a candidate for director or propose other business at the Annual Meeting, which nomination or proposal will not be included in the Company's proxy materials, must give the Company written notice not less than 60 days or more than 90 days before the meeting, and the notice must provide certain other information as described in the By-laws. Copies of the By-laws are available to shareholders free of charge upon request to the Company's Secretary. The persons named in the proxies retain the discretion to vote proxies on matters of which the Company is not properly notified at its principal executive offices on or before 60 days before the meeting, and also retain such authority under certain other circumstances. For additional information regarding the shareholder nomination process, please see "Communications with Independent Directors" on page 14.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF
PROXY MATERIALS FOR THE 2011 ANNUAL MEETING

        The U.S. Securities and Exchange Commission's e-proxy rules require companies to post their proxy materials on the internet and permit them to provide only a Notice of Internet Availability of Proxy Materials to shareholders. For this proxy statement, we have chosen to follow the SEC's "full set" delivery option, and therefore, although we are posting a full set of our proxy materials (this proxy statement, the proxy card and our Annual Report to Shareholders for the fiscal year ended December 31, 2010) online, we are also mailing a full set of our proxy materials to our shareholders by mail. The Company's Proxy Statement for the 2011 Annual Meeting of Shareholders, Proxy Card and Annual Report to Shareholders for the fiscal year ended December 31, 2010, are available at: www.mainsourcefinancial.com/eproxy.htm.

        We are mailing a full set of our printed proxy materials to shareholders of record on or about March             , 2011. On this date, all shareholders of record and beneficial owners will have the ability to access all of the proxy materials on the website referred to above. These proxy materials will be available free of charge.

ADDITIONAL INFORMATION

Householding of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially means extra convenience for shareholders and cost savings for companies. This year, a number of brokers with account holders who are shareholders of the Company will be "householding" our proxy materials. A single proxy statement may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once "householding" communications to your address begin, "householding" will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in "householding." If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report in the future you may (1) notify your broker, (2) direct your written request to: Secretary, MainSource Financial Group, Inc., 2105 North State Road 3 Bypass, Greensburg, Indiana 47240 or (3) contact the Secretary of the Company, James M. Anderson, at (812) 663-6734. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker or if you are a record holder of Company shares, contact the Secretary of the Company. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Advance Notice Procedures for Annual Meeting Business

        Under our By-laws, no business may be brought before an annual meeting unless in one of the following ways: (i) it is specified in the notice of the meeting (which includes shareholder proposals that the Company is required to include in its proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934); (ii) such business is otherwise brought before the meeting by or at the direction of the Board of Directors; or (iii) such business is brought before the meeting by a shareholder who has delivered notice to the Company (containing certain information specified in our By-laws) not less than 60 nor more than 90 days prior to the meeting. These requirements are separate from and in addition to the SEC's requirements that a shareholder must meet in order to have a shareholder proposal included in the Company's proxy statement.

OTHER MATTERS

        As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors, James M. Anderson Secretary

March 25, 2011

MainSource Financial Group, Inc.

Greensburg Indiana

Proxy for 2011 Annual Meeting of Shareholders

(Please Complete, Sign, Date and Return Promptly)

The undersigned shareholder of MAINSOURCE FINANCIAL GROUP, INC. (“Company”), Greensburg, Indiana, does hereby nominate, constitute and appoint PHILIP A. FRANTZ, RICK S. HARTMAN and BRIAN J. CRALL, or any of them (with full power to act alone), my true and lawful attorney(s) and proxy(ies) with full power of substitution, for me and in my name, place and stead, to vote all of the Common Shares of the Company standing in my name on its books at the close of business on March 11, 2011 at the Annual Meeting of Shareholders to be held at the Company’s Corporate Office Building, 2105 North State Road 3 Bypass, Greensburg, Indiana on April 27, 2011, at 10:00 a.m. (local time), and at any adjournment thereof, with all the powers the undersigned would possess if personally present, as follows:

1.              Election of Directors. To elect as directors the following ten (10) nominees: William G. Barron, Archie M. Brown, Jr., Brian J. Crall, Philip A. Frantz, Rick S. Hartman, D. J. Hines, William J. McGraw, III, Thomas M. O’Brien, Lawrence R. Rueff, DVM, and John G. Seale.

☐ FOR all nominees (except as otherwise indicated below)	☐ WITHHOLD AUTHORITY to vote for all nominees

(INSTRUCTIONS:          To withhold authority to vote for any individual nominee, write that nominee’s name on the line below)

2.              Approval of an advisory proposal on the Company’s executive compensation policies and procedures.

☐ For	☐ Against	☐ Abstain

3.              Ratification of the appointment of Crowe Horwath LLP.

☐ For	☐ Against	☐ Abstain

4.              Other Business.  To transact such other matters as may properly be brought before the Annual Meeting or any adjournment thereof.  (The Board of Directors does not know of any such other matters.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED IN ITEM 1, “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION POLICIES AND PROCEDURES AND “FOR” THE RATIFICATION OF CROWE HORWATH LLP.

Information regarding the matters to be acted upon at the meeting is contained in the Notice of Annual Meeting of Shareholders and Proxy Statement accompanying this proxy.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED AND IN ACCORDANCE WITH THE ACCOMPANYING PROXY STATEMENT.  IF NO INSTRUCTION IS INDICATED, THEN THE ABOVE-NAMED PROXIES, OR ANY ONE OF THEM, WILL VOTE THE SHARES REPRESENTED “FOR” ALL OF THE NOMINEES LISTED IN ITEM 1, “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION POLICIES AND PROCEDURES AND “FOR” THE RATIFICATION OF CROWE HORWATH LLP, AND IN ACCORDANCE WITH THEIR DISCRETION ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

IN WITNESS WHEREOF, I have hereunto set my hand this                    day of                                   , 2011.

(Signature of Shareholder(s))

Please sign above exactly as your name(s) appears opposite the signature lines.  When signing as attorney, executor, administrator, trustee or guardian, please give full title.  If more than one trustee, all should sign.  All joint owners must sign.

An addressed postage prepaid envelope is enclosed for your convenience in promptly returning your proxy.

The prompt return of your proxy will help the Company avoid additional costs in soliciting proxies.